Exhibit 10.1

GABLES RESIDENTIAL TRUST

GABLES GP, INC.

GABLES REALTY LIMITED PARTNERSHIP

AND

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

SECURITIES PURCHASE AGREEMENT
September 27, 2002

GABLES RESIDENTIAL TRUST
GABLES GP, INC.
GABLES REALTY LIMITED PARTNERSHIP

SECURITIES PURCHASE AGREEMENT

September 27, 2002

TEACHERS INSURANCE AND ANNUITY
ASSOCIATION OF AMERICA
730 Third Avenue
New York, NY 10017

Ladies and Gentlemen:

       Introductory. Gables Realty Limited Partnership, a Delaware limited partnership (the "Operating Partnership") of which the sole general partner is Gables GP, Inc. ("Gables GP"), a Texas corporation and a wholly-owned subsidiary of Gables Residential Trust, a Maryland real estate investment trust (the "REIT" and, together with the Operating Partnership and Gables GP, the "Company"), proposes to sell to Teachers Insurance and Annuity Association of America, a New York corporation ("TIAA"), (i) the Operating Partnership's debt securities identified in Schedule 1 attached hereto (the "Notes"), to be issued under the Indenture, dated as of March 23, 1998, which is attached hereto as Exhibit A, as supplemented by that certain First Supplemental Indenture, dated as of March 23, 1998, a Second Supplemental Indenture, dated as of September 30, 1998, a Third Supplemental Indenture, dated as of October 8, 1998, a Fourth Supplemental Indenture, dated as of February 22, 2001, a Fifth Supplemental Indenture, dated as of July 8, 2002, a Sixth Supplemental Indenture, to be dated as of September 27, 2002, a form of which is attached hereto as Exhibit B, and a Seventh Supplemental Indenture, to be dated as of September 27, 2002, a form of which is attached hereto as Exhibit C, each by and between the Operating Partnership and Wachovia Bank, National Association (formerly known as First Union National Bank) (the "Trustee"), as trustee (as so supplemented, the "Indenture"), and (ii) the REIT's equity securities identified in   Schedule 2 attached hereto (the "Preferred Stock," and together with the Notes, the "Securities"), to be issued under the Articles Supplementary, to be filed with the State Department of Assessments and Taxation of the State of Maryland as of September 27, 2002, a form of which is attached hereto as   Exhibit D.

The REIT, Gables GP and the Operating Partnership confirm their agreements with TIAA as follows.

1. Agreement to Purchase and Sell.

On the basis of the representations, warranties and agreements contained herein, but subject to the terms and conditions set forth herein, (a) (i) the Operating Partnership agrees to issue and sell the Notes to TIAA as hereinafter provided, (ii) the REIT agrees to issue and sell the Preferred Stock to TIAA as hereinafter provided, and (iii) the Operating Partnership agrees to pay to TIAA the Cash Payment referred to below, and (b) TIAA agrees to purchase the Notes from the Operating Partnership and the Preferred Stock from the REIT for the Purchase Consideration referred to below (the "Sale"). On the basis of the representations, warranties and agreements contained herein, but subject to the terms and conditions set forth herein, the "Purchase Consideration" for the Securities, the Cash Payment and the other terms and conditions of this Agreement will consist of the 8.30% Unsecured Note No. 1 due December 31, 2002 issued to TIAA by the Operating Partnership and Gables-Tennessee Properties, a Tennessee general partnership, ("Note No. 1"). The "Cash Payment" will consist of a payment in cash equal to $3,148,565.27 if the Closing (as defined below) takes place on September 27, 2002, representing $2,634,167.58 in principal and $514,397.69 in interest. If the Closing does not occur on September 27, 2002, the Cash Payment shall be increased by $19,051.77 in interest each day after September 27, 2002 until the date of the Closing. TIAA hereby waives the prepayment premium with respect to Note No. 1 in connection with the transactions contemplated by this Agreement.

2. Delivery and Payment.

Subject to satisfaction or waiver of the conditions set forth herein, the Sale shall take place at the offices of Goodwin Procter LLP, 599 Lexington Avenue, New York, NY 10022, on September 27, 2002 or at such place and at such other time on the same date or such other date as the Company and TIAA may agree in writing (the "Closing," and the date on which such Closing occurs referred to herein as the "Closing Date"). At the Closing, (a) TIAA shall deliver to the Operating Partnership Note No. 1 for cancellation, and (b)(i) the Operating Partnership shall deliver to TIAA the Notes, (ii) the REIT shall deliver to TIAA the Preferred Stock, and (iii) the Operating Partnership shall deliver the Cash Payment to TIAA by wire transfer payable in immediately available funds in accordance with the wire transfer instructions set forth on Exhibit E. The Notes and the Preferred Stock will be delivered through the book entry facilities of The Depository Trust Company ("DTC").

The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Securities and the Exchange Securities (as defined below) to TIAA shall be borne by the Company. The Company will pay and save TIAA harmless from any and all liabilities with respect to or resulting from any failure or delay in paying Federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance to TIAA of the Securities or the Exchange Securities.

3. Registration of the Securities. Pursuant to a Registration Rights Agreement, dated as of September 27, 2002, between the Operating Partnership and TIAA, in substantially the form attached hereto as Exhibit F (the "Operating Partnership Registration Rights Agreement") and a Registration Rights Agreement, dated as of September 27, 2002, between the REIT and TIAA, in substantially the form attached hereto as Exhibit G (the "REIT Registration Rights Agreement" and, together with the Operating Partnership Registration Rights Agreement, the "Registration Rights Agreements"), each of the Operating Partnership and the REIT agree, respectively, for the benefit of TIAA, to use its best efforts to file with the Securities and Exchange Commission (the "Commission") and to cause to become effective (a) a registration statement (the "Exchange Offer Registration Statement"), including a prospectus, relating to an offer to exchange the Securities for notes of the Operating Partnership (the "Exchange Notes") and preferred stock of the REIT (the "Exchange Stock" and, together with the Exchange Notes, the "Exchange Securities") with terms identical to the Securities (except that the Exchange Securities will not be subject to restrictions on transfer or to any increase in annual interest rate as described in this Agreement or the Registration Rights Agreements); and (b) under certain circumstances specified in the Registration Rights Agreements, a shelf registration statement pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of the Securities. The offer to exchange the Securities for the Exchange Securities shall be referred to herein as the "A/B Exchange."

4. Representations and Warranties of the Company. The REIT, Gables GP and the Operating Partnership, jointly and severally, represent, warrant and covenant to TIAA that:

       (a) The Indenture has been duly authorized by the Operating Partnership and constitutes a valid and legally binding agreement of the Operating Partnership enforceable against the Operating Partnership in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (collectively, the "Enforceability Exceptions"); and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (together with the rules and regulations of the Commission thereunder, the "Trust Indenture Act").

       (b) Since January 1, 1999, the Operating Partnership has filed each report or other filing that it was required to file with the Commission (the "OP Filings"). Since January 1, 1999, the REIT has filed each report or other filing that it was required to file with the Commission (together with the OP Filings, and together with any permitted filings by either party on a Current Report on Form 8-K pursuant to Section 13 or 15(d) of the Exchange Act (as defined below), the "Commission Filings"). As of their respective dates, each of the Commission Filings was true and correct in all material respects and complied in all material respects with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading (except to the extent revised or superseded by a later-filed Commission Filing). The financial statements of the Operating Partnership and the REIT included in the Commission Filings comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except in the case of unaudited statements, as permitted by the Commission in connection with a Quarterly Report on Form 10-Q pursuant to Section 13 or 15(d) of the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of the Operating Partnership and the REIT and each of their consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The statements included in the Commission Filings with respect to Arthur Andersen LLP pursuant to Rule 509 of Regulation S-K of the Securities Act and the rules and regulations promulgated thereunder are true and correct in all material respects. Additionally, any statements required by the Securities Act have been added to, or incorporated by reference in, the Commission Filings, reflecting that the Company terminated its engagement of Arthur Andersen LLP and engaged Deloitte & Touche LLP, independent public accountants.

       (c) The only subsidiaries (as defined in Rule 405 under the Securities Act) of each of the Companies are the subsidiaries listed on Schedule 3 hereto (the "subsidiaries"). Each of the Companies and each of its subsidiaries is, and at the Closing Date will be, an entity duly incorporated, organized or formed, as the case may be, and, in the case of an entity that is not a general partnership, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation. Each of the Companies and each of its subsidiaries has, and at the Closing Date will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Commission Filings. Each of the Companies and each of its subsidiaries is, and at the Closing Date will be, duly licensed or qualified to do business and (except for subsidiaries that are general partnerships) in good standing as a foreign trust, limited partnership or corporation, as the case may be, in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary except where the failure to be so qualified would not have a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" means any change, effect or circumstance that, individually or in the aggregate (unless otherwise noted), (i) is materially adverse to the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole or (ii) materially impairs the ability of the Company to consummate the transactions contemplated by this Agreement or any of the Transaction Documents (as defined below). Except for the stock or partnership interests of the subsidiaries and as disclosed in the Commission Filings, none of the Companies own, and at the Closing Date will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. Complete and correct copies of the Amended and Restated Declaration of Trust and Second Amended and Restated By-laws of the REIT, the Fifth Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the "Amended LP Agreement"), the other organizational documents of the Operating Partnership, and the charter documents of Gables GP, and the charter documents of each of its subsidiaries and all amendments thereto have been made available to TIAA, are and will be on the Closing Date in full force and effect and no changes therein have been proposed or will be made subsequent to the date hereof and prior to the Closing Date.

       (d) The outstanding securities of the REIT have been duly authorized and validly issued, are fully paid and nonassessable and will not be subject to any preemptive or similar right. The description of the REIT's common shares of beneficial interest, par value $0.01 per share (the "Common Shares") and preferred stock, par value $0.01 per share in the Commission Filings is, and at the Closing Date will be, in all material respects, complete and accurate. Except as set forth in the Commission Filings, the REIT does not have outstanding, and at the Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any Common Shares, any preferred shares of the REIT, any shares of capital stock of any subsidiary or any such warrants, convertible securities or obligations, other than pursuant to (i) the REIT's Fourth Amended and Restated 1994 Share Option and Incentive Plan, as amended and (ii) in connection with the redemption of common units of beneficial interest under the Amended LP Agreement.

       (e) The outstanding securities of the Operating Partnership have been duly authorized and validly issued and will not be subject to any preemptive or similar right. Except as set forth in the Commission Filings, the Operating Partnership does not have outstanding, and at the Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any equity interests of the Operating Partnership. There are no requirements, restrictions or limitations in the terms of the preferred units of partnership interest in the Operating Partnership ("Preferred Units") applicable to the issuance and sale of the Securities.

       (f) The Notes will be, as of the Closing Date, duly authorized by the Operating Partnership for issuance and sale pursuant to this Agreement and the Indenture, and when duly authenticated and delivered by the Trustee in accordance with the terms of the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee), and delivered to, and paid for in full by, TIAA pursuant to this Agreement, will be valid and legally binding obligations of the Operating Partnership entitled to the benefit of the Indenture and will be enforceable against the Operating Partnership in accordance with their terms, subject to the Enforceability Exceptions; the Indenture has been duly qualified under the Trust Indenture Act; and the Notes will be, in all material respects, in the form contemplated by the Indenture.

       (g) The Preferred Stock will be, as of the Closing Date, duly authorized by the REIT for issuance and sale, and upon payment therefor in accordance with the terms of this Agreement, will be validly issued, fully-paid and nonassessable.

       (h) The Exchange Notes will be, as of the Closing Date, duly authorized by the Operating Partnership for issuance as contemplated by the Operating Partnership Registration Rights Agreement, and when duly authenticated and delivered by the Trustee in accordance with the terms of the Indenture (assuming due authorization, execution and delivery of the Indenture by the Trustee), and delivered to TIAA pursuant to the Operating Partnership Registration Rights Agreement, will be valid and legally binding obligations of the Operating Partnership entitled to the benefit of the Indenture and will be enforceable against the Operating Partnership in accordance with their terms, subject to the Enforceability Exceptions; the Indenture has been duly qualified under the Trust Indenture Act; and the Exchange Notes will be, in all material respects, in the form contemplated by the Indenture.

       (i) The Exchange Stock will be, as of the Closing Date, duly authorized by the REIT for issuance as contemplated by the REIT Registration Rights Agreement and, when issued and delivered to TIAA pursuant to the REIT Registration Rights Agreement, will be validly issued, fully-paid and nonassessable.

       (j) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

       (k) Except as set forth on Schedule 4(k) attached hereto, since the respective dates as of which information is given in the Commission Filings, except as otherwise stated therein, (i) there has not been and will not have been any change in the capitalization of the Company, or in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, arising for any reason whatsoever, other than by way of grants of Common Shares or options to purchase Common Shares or the exercise of such options, in any such case under the REIT's Fourth Amended and Restated 1994 Share Option and Incentive Plan, as amended, (ii) neither the Company nor any of its subsidiaries has incurred nor will it incur any material liabilities or obligations, direct or contingent, nor has it entered into nor will it enter into any material transactions other than pursuant to this Agreement and the transactions referred to herein and (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock.

       (l) The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

       (m) Except as set forth in the Commission Filings, there are no actions, suits or proceedings pending or threatened against or affecting the Company or any of its subsidiaries or any of their respective officers in their capacity as such, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might materially and adversely affect the Company or any of its subsidiaries or its business, properties, business prospects, condition (financial or otherwise) or results of operations.

       (n) The Company and each of its subsidiaries has, and at the Closing Date will have, (i) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business, except where failure to obtain any of the foregoing will not have a Material Adverse Effect, (ii) complied in all material respects with all laws, regulations and orders applicable to it or its business except where failure to comply with any of the foregoing would not have a Material Adverse Effect, and (iii) performed all its obligations required to be performed by it, and is not, and at the Closing Date will not be, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a "contract or other agreement") to which it is a party or by which its property is bound or affected, the violation of which would have a Material Adverse Effect. To the best knowledge of the Company and each of its subsidiaries, no other party under any contract or other agreement to which it is a party is in default thereunder in such a manner that, individually or in the aggregate, would have a reasonable likelihood of causing a Material Adverse Effect. The Company is not, nor at the Closing Date will be, in violation of any provision of the Amended and Restated Declaration of Trust or Second Amended and Restated By-laws of the REIT or Amended LP Agreement or any other organizational documents of the Operating Partnership or the charter documents of Gables GP. No subsidiary of the Company is, nor at the Closing Date will any of them be, in violation of any provision in their respective charter documents.

       (o) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Company of the transactions on its part herein contemplated, in connection with the offering, issuance and sale of the Securities under this Agreement or the consummation of the transactions contemplated by this Agreement, other than the filings contemplated by the Registration Rights Agreements.

       (p) The Operating Partnership and the REIT each have full power and authority to enter into this Agreement, the Indenture and the Registration Rights Agreements (collectively, the "Transaction Documents"). The Transaction Documents have been duly authorized, executed and delivered by the REIT and the Operating Partnership and constitute valid and binding agreements of the REIT and the Operating Partnership and are enforceable against the REIT and the Operating Partnership in accordance with the terms hereof and thereof. The performance of the obligations under the Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the Amended and Restated Declaration of Trust or Second Amended and Restated By-laws of the REIT or Amended LP Agreement or any other organizational documents of the Operating Partnership or the charter documents of Gables GP or any of the Company's subsidiaries, any contract or other agreement to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its subsidiaries.

       (q) The Company and each of its subsidiaries has good and marketable title to all properties and assets described in the Commission Filings as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are not material to the business of the Company or its subsidiaries, taken as a whole, and except for the mortgages disclosed in the Commission Filings along with such additional mortgages entered into since the 2001 Annual Report (as defined below) which would not have a Material Adverse Effect . The Company and each of its subsidiaries has valid, subsisting and enforceable leases for the properties described in the Commission Filings as leased by it, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such properties by the Company and such subsidiaries; no tenant under any of the leases pursuant to which the Company leases its properties has an option or right of first refusal to purchase the premises demised under such lease; the use and occupancy of each of the properties of the Company complies in all material respects with all applicable codes and zoning laws and regulations; the Company has no knowledge of any pending or threatened condemnation or zoning change that will in any material respect affect the size of, use of, improvements of, construction on, or access to any of the properties of the Company; and the Company has no knowledge of any pending or threatened proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to any of the properties of the Company.

       (r) Title insurance in favor of the Company (or the subsidiary which holds title to such property) is maintained with respect to each of the properties owned by the Company in an amount at least equal to the greater of (i) the cost of acquisition of such property or (ii) the cost of construction by the Company of the improvements located on such property (measured at the time of such construction), except, in each case, where the failure to maintain such title insurance would not have a Material Adverse Effect. Title insurance in favor of the mortgagee is maintained in an amount equal to the maximum commitment of the related loan.

       (s) The mortgages and deeds of trust encumbering the properties and assets described in the Commission Filings are not convertible nor does the Company hold a participating interest therein.

       (t) The Company has no knowledge of (i) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, "Hazardous Materials") on any of the properties owned by it, or (ii) any unlawful spills, releases, discharges or disposal of Hazardous Materials that have occurred or are presently occurring off such properties as a result of any construction on or operation and use of such properties, which presence or occurrence would have a Material Adverse Effect. In connection with the construction or operation and use of the properties owned by the Company, the Company represents that, as of the date of this Agreement, it has no knowledge of any failure to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials, which failure would have a Material Adverse Effect.

       (u) Property and casualty insurance in favor of the Company is maintained with respect to each of the properties owned by it in an amount and on such terms as is reasonable and customary for businesses of this type.

       (v) No statement, representation, warranty or covenant made by the Company in any Transaction Document or made in any certificate or document required thereunder was or will be, when made, inaccurate, untrue or incorrect.

       (w) Neither the Company nor any of its subsidiaries is involved in any material labor dispute nor, to the knowledge of the Company, is any such dispute threatened.

       (x) The Company and its subsidiaries own, or are licensed or otherwise have the full exclusive right to use, all material trademarks and trade names which are used in or necessary for the conduct of their respective businesses as described in the Commission Filings, including, without limitation, the name "Gables" for use in connection with residential communities. No claims have been asserted by any person to the use of any such trademarks or trade names or challenging or questioning the validity or effectiveness of any such trademark or trade name. The use, in connection with the business and operations of the Company and its subsidiaries of such trademarks and trade names does not, to the Company's knowledge, infringe on the rights of any person.

       (y) Neither the Company nor any of its subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or any subsidiary has made any payment of funds of the Company or any subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Commission Filings.

       (z) The REIT has continuously been organized and operated in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code") for all taxable years commencing with its taxable year ended December 31, 1994. The REIT has filed an election to be taxable as a real estate investment trust for its taxable year ended December 31, 1994, and such election has not been terminated. The REIT's method of operation will permit it to continue to meet the requirements for taxation as a real estate investment trust under the Code. The REIT intends to continue to operate in a manner which would permit it to qualify as a real estate investment trust under the Code.

       (aa) None of the Companies has incurred or taken any action that would cause TIAA to be or become liable for any investment banking fees, brokerage commissions, broker's or finder's fees or similar compensation (exclusive of professional fees to lawyers and accountants) in connection with the transactions contemplated by this Agreement.

       (bb) The Companies represent that, in reliance upon and assuming the accuracy of the representations of TIAA as set forth in Section 5 hereof, the issue and sale of the Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act.

5. Representations and Warranties of TIAA. TIAA represents, warrants and covenants to the REIT and the Operating Partnership that:

       (a) TIAA has full power and authority to enter into this Agreement and the Registration Rights Agreements referred to in Section 2, and each such agreement constitutes the valid and legally binding obligation of TIAA, enforceable in accordance with its terms, subject to the Enforceability Exceptions.

       (b) This Agreement is made with TIAA in reliance upon TIAA's representation to the Company, which by TIAA's execution of this Agreement TIAA hereby confirms, that the Securities to be received by TIAA will be acquired for investment for TIAA's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of applicable law, and that TIAA has no present intention of selling, granting any participation in or otherwise distributing the same to any other person. By executing this Agreement, TIAA further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities.

       (c) TIAA represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of the Company.

       (d) TIAA is an "accredited investor" within the meaning of Commission Rule 501 of Regulation D, as presently in effect.

       (e) TIAA understands that the Securities are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Securities Act only in limited circumstances. In the absence of any effective registration statement covering the Securities or an available exemption from registration under the Securities Act, the Securities must be held indefinitely. In this connection, TIAA represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and the Securities Act.

       (f) TIAA has not incurred or taken any action that would cause the Company to be or become liable for any investment banking fees, brokerage commissions, broker's or finder's fees or similar compensation (exclusive of professional fees to lawyers and accountants) in connection with the transactions contemplated by this Agreement.

6. Conditions of the Obligations of TIAA. The obligations of TIAA hereunder are subject to the following conditions:

       (a) Since the respective dates as of which information was given in the Commission Filings, (i) there shall not have been a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Commission Filings and (ii) neither the Company nor any of its subsidiaries shall have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Commission Filings and which would have a reasonable likelihood of causing a Material Adverse Effect.

       (b) Since the respective dates as of which information was given in the Commission Filings, there shall have been no litigation or other proceeding instituted or, to the best of the Company's knowledge, threatened against the Company or any of its subsidiaries or any of their respective officers or directors or trustees, as the case may be, in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding it is reasonably probable that an unfavorable ruling, decision or finding would be rendered and would have a Material Adverse Effect.

       (c) Each of the representations and warranties of Gables GP, the REIT, the Operating Partnership contained herein shall be true and correct in all material respects at the Closing Date, as if made at the Closing Date, and all covenants and agreements contained herein to be performed on the part of the Company and all conditions contained herein to be fulfilled or complied with by the Company at or prior to the Closing Date, shall have been duly performed, fulfilled or complied with.

       (d) The REIT shall have obtained a letter from Standard & Poor's assigning a rating of "BBB-" or better to the Preferred Stock, and the Operating Partnership shall have obtained a letter from Standard & Poor's assigning a rating of "BBB" or better to the Notes.

       (e) There shall not have occurred any downgrading in the rating accorded the Notes or the Preferred Stock or any other debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act) (a "Rating Agency") nor shall any notice have been given to the Company of (i) any intended or potential downgrading by any Rating Agency in such securities, or (ii) any review or possible change by any Rating Agency that does not indicate a stable, positive or improving rating accorded such securities.

       (f) TIAA shall have received an opinion, dated the Closing Date and satisfactory in form and substance to TIAA, from Goodwin Procter LLP, counsel to the Company, to the effect set forth in   Exhibit H.

       (g) At the Closing Date, there shall be furnished to TIAA an accurate certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of each of (a) Gables GP on behalf of the Operating Partnership and (b) the REIT, in form and substance satisfactory to TIAA, to the effect that:

               (i) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects.

               (ii) Each of the covenants required to be performed by the Company herein on or prior to the delivery of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the date of such certificate has been duly, timely and fully complied with.

               (iii) All of the statements made in the Company's audited financial statements and notes thereto set forth in the Company's Annual Report on 10-K pursuant to Section 13 or 15(d) of the Exchange Act, for the year ended December 31, 2001 (the "2001 Annual Report") are true, correct and complete, in all material respects, as of the date appearing on such statements and, since the date of the filing of the 2001 Annual Report, no event has occurred or condition exists which would cause the undersigned to doubt the accuracy or completeness, in all material respects, of such financial statements, in each case in accordance with GAAP, except to the extent that Statement of Financial Accounting Standards No. 144 requires the Company to reclassify operating results of real estate assets sold as discontinued operations.

               (iv) As of the date hereof, there has not occurred any downgrading in the rating accorded the Notes or the Preferred Stock or any other debt securities of the Company by any Rating Agency nor has any notice been given to the Company of (A) any intended or potential downgrading by any Rating Agency in such securities, or (B) any review or possible change by any Rating Agency that does not indicate a stable, positive or improving rating accorded such securities.

       (h) TIAA shall have received counterparts of the Registration Rights Agreements that shall have been executed and delivered by a duly authorized officer of the Company.

       (i) The Articles Supplementary attached as Exhibit D shall have been duly filed by the REIT with the State Department of Assessments and Taxation of Maryland (the "SDAT") and shall be effective. TIAA shall have received a certified copy of the Articles Supplementary relating to the designation of the Preferred Stock, as filed with the SDAT. Except for the aforementioned Articles Supplementary, as of the Closing Date, none of the REIT's charter documents shall have been modified or amended since the date such documents were delivered to TIAA by the REIT.

       (j) The Amended LP Agreement shall have been amended substantially in the form attached hereto as Exhibit I so as to create a series of preferred partnership units designated the Series C Preferred Units.

       (k) TIAA shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as TIAA may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

       (l) The Securities will be DTC-eligible and displayed on the Bloomberg System.

7. Conditions of the Obligations of the REIT and the Operating Partnership. The obligations of the REIT, Gables GP and the Operating Partnership hereunder are subject to the following conditions:

       (a) Each of the representations and warranties of TIAA contained herein shall be true and correct in all material respects at the Closing Date, as if made at the Closing Date.

       (b) TIAA shall have performed and complied with all agreements and conditions contained herein to be performed or complied with by TIAA at or prior to the Closing Date.

8. Indemnification and Expenses.

       (a) The REIT, Gables GP and the Operating Partnership agree to indemnify and hold harmless TIAA, its affiliates, directors, officers and trustees and each person, if any, who controls TIAA within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, for this Section 8, "TIAA"), from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, incurred or suffered by TIAA in connection with or arising out of any breach by the Company of this Agreement.

       (b) TIAA agrees to indemnify and hold harmless the Company, its affiliates, directors and officers, the partners of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, for this Section 8, the "Company") to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities incurred or suffered by the Company in connection with or arising out of any breach by TIAA of this Agreement.

       (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnification may be sought (the "Indemnifying Person") in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 8 except to the extent that it has been materially prejudiced by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 8. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 8 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them (based on the advice of counsel to the Indemnified Party). It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for TIAA, its affiliates, directors and officers and any control persons of TIAA shall be designated in writing by TIAA and for the Company, its affiliates, directors and officers and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent (which consent will not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. The Indemnified Person shall notify the Indemnifying Person promptly upon any settlement or final judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

       (d) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

9. Survival of Representations and Warranties. All representations, warranties, agreements and covenants of the Company and TIAA herein or in certificates delivered pursuant hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of TIAA, or the Company or any of its officers, trustees, or any controlling persons, and shall survive (i) termination of this Agreement and (ii) delivery of and payment for the Securities hereunder.

10. Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, 6551 Park of Commerce Blvd., Suite 100, Boca Raton, Florida 33487, Attention: President, or (b) if to TIAA, to 730 Third Avenue, New York, New York 10017, Attention: Andrew J. Duffy and with copies to (i) 730 Third Avenue, New York, New York 10017, Attention: Chief Counsel, Mortgage and Real Estate Law and (ii) Dechert, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, Pennsylvania 19103, Attention: Christopher G. Karras, Esq. Any such notice shall be effective only upon receipt. Any notice under Section 10 hereof may be made by telex, facsimile or telephone, but if so made shall be subsequently confirmed in writing.

11. Parties. This Agreement has been and is made solely for the benefit of TIAA, the Operating Partnership and the REIT and of the controlling persons, directors, trustees, and officers referred to in Section 8, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Securities from TIAA.

12. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

13. Counterparts. This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

14. Severability. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

15. Waiver of Trial by Jury. The Operating Partnership, the REIT and TIAA each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

16. Expenses. Each of the parties hereto will bear its own expenses in connection with the negotiation, preparation, execution and delivery of this Agreement and the documents and instruments contemplated hereby, including all fees and disbursements of counsel; provided, however, that the Company shall bear the legal expenses of TIAA in connection with the negotiation and execution of this Agreement, such legal expenses borne by the Company not to exceed $30,000, and all fees and expenses of any Rating Agency in connection herewith.

17. Ratings Letters. On or before December 31, 2002, the REIT shall obtain a letter from Moody's assigning a rating of "Baa3" or better to the Preferred Stock, and the Operating Partnership shall obtain a letter from Moody's assigning a rating of "Baa2" or better to the Notes.

[Signature page follows.]

Please confirm that the foregoing correctly sets forth the agreement among the REIT, the Operating Partnership and TIAA.

Very truly yours,
GABLES REALTY LIMITED PARTNERSHIP By: GABLES GP, INC. General Partner By: /s/ Marvin R. Banks, Jr.
GABLES RESIDENTIAL TRUST By: /s/ Marvin R. Banks, Jr.
GABLES GP, INC. By: /s/ Marvin R. Banks, Jr.

Confirmed as of the date first above mentioned:
TEACHERS INSURANCE AND ANNUITY
ASSOCIATION OF AMERICA

By:
Authorized Signatory

SCHEDULE 1

Description of Notes and
Pricing Information

Title of Securities: Aggregate Principal Amount: Maturity Date: Interest Rate: Coupon Payment Dates: Proceeds to be Paid to the Operating Partnership: Delivery Date and Time:	5.86% Senior Notes due 2009

$30,000,000

September 30, 2009

5.86% per annum from September 28, 2002

October 15 and April 15 (commencing October 15, 2002)

$30,000,000 (non-cash consideration)

Friday, September 27, 2002, approximately 10:00 a.m. (New York City time)
_____________________________________	______________________________________________________________
Title of Securities: Aggregate Principal Amount: Maturity Date: Interest Rate: Coupon Payment Dates: Proceeds to be Paid to the Operating Partnership: Delivery Date and Time:	6.10% Senior Notes due 2010

$10,000,000

September 30, 2010

6.10% per annum from September 28, 2002

October 15 and April 15 (commencing October 15, 2002)

$10,000,000 (non-cash consideration)

Friday, September 27, 2002, approximately 10:00 a.m. (New York City time)

SCHEDULE 2
Description of Preferred Stock and
Pricing Information

Title of Securities: Number of Shares: Price Per Share: Aggregate Purchase Price: Dividend Rate: Dividend Payment Dates: Redemption: Liquidation Preference: Delivery Date and Time:	7.875% Series C Cumulative Redeemable Preferred Shares

1,600,000

$25.00

$40,000,000 (non-cash consideration)

7.875% per annum from September 28, 2002

Payable quarterly in arrears on or before March 15, June 15, September 15 and December 15 of each year (commencing on December 15, 2002)

Optional redemption on or after September 30, 2006

$25.00 per share of Preferred Stock

Friday, September 27, 2002, approximately 10:00 a.m. (New York City time)

SCHEDULE 3
Subsidiaries*

Gables Realty Limited Partnership, a Delaware limited partnership
Gables-Tennessee Properties, LLC, a Tennessee limited liability company
Gables GP, Inc., a Texas corporation
Gables East Construction, Inc., a Georgia corporation
GBP Services, Inc., a Florida corporation
Gables Central Construction, Inc., a Texas corporation
Gables Residential Services, Inc., a Texas corporation
Pin Oak Green, a Texas general partnership
Pin Oak Park Apartments, a Texas general partnership
Candlewood Gen Par, Inc., a Georgia corporation
Candlewood-Indian Creek Limited Partnership, a Georgia limited partnership
GRT Villas Limited Partnership, a Texas limited partnership
Boca Place Associates, Ltd., a Florida limited partnership
Boynton Beach I Limited Partnership, a Florida limited partnership
CM Bay Associates, a Florida general partnership
Hampton Lakes Associates, a Florida general partnership
Hampton Lakes II Associates, a Florida general partnership
Hampton Place Joint Venture, a Florida general partnership
Kings Colony Associates, Ltd., a Florida limited partnership
Mizner I Limited Partnership, a Florida limited partnership
San Michele Joint Venture, a Florida general partnership
San Remo Limited Partnership, a Florida limited partnership
TCRDAD Vinings at Boynton Beach II Limited Partnership, a Florida limited partnership
TCRDAD Wellington Limited Partnership, a Florida limited partnership
Town Colony Associates, a Florida general partnership
Town Colony II Associates, a Florida general partnership
Gables Lions Head Limited Partnership, a Texas limited partnership
Gables Rivercrest II Limited Partnership, a Texas limited partnership
Vinings Realty Partners L.L.C., a Florida limited liability company
Metropolitan Apartments Venture, a Texas joint venture
SQ 157-AB LP, a District of Columbia limited partnership
Gables Ambassador House, LLC, a District of Columbia limited liability company
HG Smithy Company, a Delaware corporation
Palma Vista, LLC, a Delaware limited liability company
San Michelle II, LLC, a Delaware limited liability company
State Thomas GP, LLC, a Delaware limited liability company
State Thomas LP, a Texas limited partnership
IPX Northside, LLC, a Georgia limited liability company
Gables Realty GP, LLC, a Texas limited liability company

* Excludes the following entities:

* Gables Residential Apartment Portfolio JV LLC (in which the Operating Partnership has a 20% Class B Membership Interest)
* Gables Residential Apartment Portfolio JV Two LLC (in which the Operating Partnership has a 20% Class B Membership Interest)
* Arbors of Harbor Town Joint Venture (Gables-Tennessee Properties, LLC has a 50% general partner interest in Harbor Town Partners, which has a 50% general partner interest in Arbors of Harbor Town Joint Venture)
* CMS Tennessee Multifamily Joint Venture, LP (in which Gables GP, Inc. has a .92% general partner interest and the Operating Partnership has a 7.34% limited partner interest)

EXHIBIT A
INDENTURE

EXHIBIT B
SUPPLEMENTAL INDENTURE NO. 6

EXHIBIT C
SUPPLEMENTAL INDENTURE NO. 7

EXHIBIT D
ARTICLES SUPPLEMENTARY

EXHIBIT E
WIRE INSTRUCTIONS

EXHIBIT F
OPERATING PARTNERSHIP
REGISTRATION RIGHTS AGREEMENT

EXHIBIT G
REIT REGISTRATION RIGHTS AGREEMENT

EXHIBIT H
OPINION OF COMPANY COUNSEL

1. Neither the REIT nor the Operating Partnership (after giving effect to the sale of the Securities) is required to be registered under the Investment Company Act of 1940, as amended.

2. The REIT has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland. Each of the REIT and the Operating Partnership has full power and authority to conduct its business as described in the Commission Filings.

3. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware.

4. Each Significant Subsidiary has been duly organized and is validly existing as a limited partnership or corporation, as the case may be, in good standing under the laws of its state of organization or formation as set forth on Exhibit 1 hereto.

5. Except as set forth in Exhibit 2 hereto, the REIT, directly or through Significant Subsidiaries, is the sole record owner of all of the capital stock or partnership interests, as the case may be, of each Significant Subsidiary.

6. Each of the Significant Subsidiaries has corporate or partnership power, as the case may be, and authority to conduct its business as described in the Commission Filings.

7. Each of the Operating Partnership and the Significant Subsidiaries, respectively, is duly qualified or registered as a foreign corporation or foreign partnership, as the case may be, to transact business and is in good standing in each jurisdiction listed in Exhibit 1 hereto.

8. All of the outstanding shares of the REIT identified in the Commission Filings have been duly authorized and are validly issued, fully paid and nonassessable and conform to the description thereof in the Commission Filings.

9.      (i) The Notes have been duly authorized, executed and delivered by the Operating Partnership and, when duly authenticated in accordance with the terms of the Indenture and delivered to and paid for by TIAA in accordance with the terms of the Securities Purchase Agreement, will constitute valid and binding obligations of the Operating Partnership entitled to the benefits provided by the Indenture and enforceable against the Operating Partnership in accordance with their terms;
         (ii) The Preferred Stock has been duly authorized by the REIT for issuance and sale, and upon payment therefor in accordance with the terms of the Securities Purchase Agreement, will be validly issued, fully-paid and nonassessable;

         (iii) the Indenture has been duly authorized, executed and delivered by the Operating Partnership and constitutes a valid and binding agreement of the Operating Partnership enforceable against the Operating Partnership in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles;

         (iv) the Indenture has been duly qualified under the Trust Indenture Act;

         (v) the Operating Partnership Registration Rights Agreement has been duly authorized, executed and delivered by the Operating Partnership and constitutes a valid and binding agreement of the Operating Partnership enforceable against the Operating Partnership in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and except as applicable federal and state securities laws and public policy limit the application of provisions relating to indemnification and contribution with respect to securities law matters; and

         (vi) the REIT Registration Rights Agreement has been duly authorized, executed and delivered by the REIT and constitutes a valid and binding agreement of the REIT enforceable against the REIT in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and except as applicable federal and state securities laws and public policy limit the application of provisions relating to indemnification and contribution with respect to securities law matters.

10. The REIT and the Operating Partnership have full power and authority to enter into the Securities Purchase Agreement, and the Securities Purchase Agreement has been duly authorized, executed and delivered by each of the REIT and the Operating Partnership. To our knowledge, the issuance and sale of the Securities to TIAA on the terms contemplated in the Securities Purchase Agreement will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the REIT, the Operating Partnership, or any of the Significant Subsidiaries, pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default or result in the acceleration of any obligation under, (i) the Declaration of Trust or Bylaws of the REIT, (ii) the articles or certificate of incorporation, partnership agreement or by-laws of any of the Significant Subsidiaries, (iii) the limited partnership agreement of the Operating Partnership, (iv) any agreement or instrument filed as an exhibit to the latest Annual Report on Form 10-K pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, to which the REIT, the Operating Partnership or any of the Significant Subsidiaries is a party or by or pursuant to which any of them or their respective properties is bound, affected or financed, or (v) any statute, rule or regulation or judgment, ruling, decree or order, known to us, of any court or other governmental agency or body applicable to the business or properties of the REIT, the Operating Partnership or any of the Significant Subsidiaries (except that (i) we express no opinion as to the securities or blue sky laws of any jurisdiction other than the United States and (ii) insofar as compliance with the federal securities laws of the United States is concerned, our opinions are limited to numbered paragraph (11) and (iii) our opinion in this paragraph (10) should not be interpreted to address the disclosure requirements of the securities laws, for which we make reference to our statements following numbered paragraph (11) below), where such violation or default, individually or in the aggregate, might have a material adverse effect on the business, properties, business prospects, condition (financial or otherwise) or results of operations of the REIT, the Operating Partnership and the Significant Subsidiaries taken as a whole.

11. To our knowledge, no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required in connection with the issuance or sale of the Securities by the Company.

Exhibit 1 to Opinion of Company Counsel

Significant Subsidiaries of the Company

Name
Jurisdiction of Organization or Formation
Foreign Qualifications
Gables Realty Limited Partnership
Delaware
GA, TX, FL
Gables GP, Inc.
Texas
GA, FL
Gables Residential Services, Inc.
Texas
AZ, CA, CO, OH, MI, NC, SC, FL, LA, TN, KY, MD, PA, VA, GA, DC

Exhibit 2 to Opinion of Company Counsel
Capitalization of Significant Subsidiaries

GABLES GP, INC.

Common Stock:
Company
100%

GABLES REALTY LIMITED PARTNERSHIP (as of September 26, 2002)

Limited Partnership Units:
5,948,058 Units owned by persons other than the Company or Gables GP, Inc.

(19.43%)
Limited Partnership Units:
24,357,206 Units owned by the Company

(79.57%)
General Partnership Units:
306,114 Units owned by Gables GP, Inc.

(1%)
Series Z Preferred Units:
178,200 Series Z Preferred Units owned by the Company

1,800 Series Z Preferred Units owned by Gables GP, Inc.

(99%)

(1%)
Series B Preferred Units
2,000,000 Series B Preferred Units owned by persons other than the Company or Gables GP, Inc.
(100%)

GABLES RESIDENTIAL SERVICES, INC.

Class A Common Stock (voting)
Operating Partnership

200 Shares

Class B Common Stock (nonvoting):
Operating Partnership
19,600 Shares

EXHIBIT I
FIFTH AMENDED AND RESTATED AGREEMENT OF
LIMITED PARTNERSHIP OF THE OPERATING PARTNERSHIP

SCHEDULE 4(K)

On August 9, 2002, the REIT consummated the redemption of 4,600,000 shares of 8.30% Series A Cumulative Redeemable Preferred Stock, for an aggregate amount of $116,431,750.00.

On August 13, 2002, (i) the REIT declared its regular quarterly dividend on its common shares of beneficial interest, par value $.01 per share, in the amount of $.6025 per share, (ii) the Operating Partnership declared its regular quarterly dividend on its common units of general or limited partnership interest, in the amount of $.6025 per unit, and (iii) the Operating Partnership declared its regular quarterly dividend on its Series B Preferred Units of partnership interest, in the amount of $.5390625 per unit.

On August 19, 2002, the REIT consummated repurchases of the REIT's common shares of beneficial interest, par value $.01 per share, in the aggregate amount of $5,535,540.00, pursuant to a board approved share repurchase program.

On August 26, 2002, the REIT issued 10,000 common shares of beneficial interest, par value $.01 per share, in connection with a redemption of 10,000 common units of benenficial interest of the Operating Partnership.